                 CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees
AFD Exchange Reserves


We hereby consent to the use of our report dated October 23, 1997 on the financial statements of AFD Exchange Reserves referred to therein in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, File No. 33-74230, as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in each Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Statements and Reports" and "Independent Auditors".


/s/ McGladrey & Pullen, LLP

New York, New York
January 28, 1998































00250163.AN6